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                                                                  EXHIBIT 10.2.3


                         Streamlined Facility Agreement


                                 April 30, 1998



The Cerplex Group, Inc.
Aurora Electronics Group, Inc.
Cerplex, Inc.
Cerplex Mass, Inc.
1283 Bell Avenue
Tustin, California  92780

Gentlemen:

        Reference is made to the Loan and Security between us of even date (the "Loan Agreement"). (This letter agreement, the Loan Agreement, and all other written documents and agreements between us are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this agreement, shall have the meanings set forth in the Loan Agreement.)

        This will confirm our agreement that the provisions of Sections 1 and 2 below (the "Streamlined Provisions") shall apply, effective on the date hereof, until terminated as provided below:

        1. Daily reporting of transactions and daily schedules and assignments of Receivables and schedules of collections, called for by Section 4.3 of the Loan Agreement, will not be required. Instead, the Borrowers will provide GBC with a monthly Borrowing Base Certificate, in such form as GBC shall from time to time reasonably specify, within 10 days after the end of each month. In the event, as of the end of any month, the total of all Loans and all other Obligations exceeds the Credit Limit, Borrowers shall immediately pay the amount of the excess to GBC.

        2. Delivery of the proceeds of Receivables and other Collateral within one business day after receipt, as called for by Sections 4.4 and 5.4 of the Loan Agreement will not be required.

        3. GBC shall have the right to terminate the Streamlined Provisions, upon seven Business Days prior written notice to the Borrowers. In addition, the Streamlined Provisions shall immediately terminate if any Event of Default or any event which, with notice or passage of time or both, would constitute an Event of Default, occurs and is continuing. Upon termination of the Streamlined Provisions, the Borrowers shall, then and thereafter, provide GBC with the daily reporting of transactions and daily schedules and assignments of Receivables and schedules of collections, as called for by Section 4.3 of the Loan Agreement, and Borrowers shall deliver all proceeds of Receivables and other Collateral to GBC, within one business day after receipt, as called for by Sections 4.4 and
5.4 of the Loan Agreement.





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                                        Sincerely yours,

                                        GREYROCK BUSINESS CREDIT,
                                        a Division of NationsCredit Commercial
                                        Corporation


                                        By___________________________
                                          Title_______________________

Accepted and agreed:

Borrower:                                    Borrower:

  AURORA ELECTRONICS GROUP, INC.               THE CERPLEX GROUP, INC.



  By_______________________________            By_______________________________
        President or Vice President                  President or Vice President



Borrower:                                    Borrower:

  CERPLEX, INC.                                CERPLEX MASS, INC.



  By_______________________________            By_______________________________
        President or Vice President                  President or Vice President








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